UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2006

VMS NATIONAL PROPERTIES JOINT VENTURE

(Exact name of Registrant as specified in its charter)

            Illinois

  0-14194

  36-3311347

 (State or other jurisdiction

(Commission

     (I.R.S. Employer

 of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

VMS National Properties Joint Venture, an Illinois joint venture (the “Registrant”), owns Watergate Apartments (“Watergate”), a 140-unit apartment complex located in Little Rock, Arkansas.  On November 22, 2006 (the “Effective Date”), the Registrant entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Steven D. Bell & Company, a North Carolina corporation, (the “Purchaser”), to sell Watergate to the Purchaser for a total sales price of $7,710,000.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as an exhibit.

PURCHASE PRICE.  The total purchase price is $7,710,000 subject to certain prorations and adjustments at the closing.  The Purchaser delivered an initial deposit of approximately $77,000.

FEASIBILITY PERIOD.  The feasibility period is from the Effective Date to and including December 1, 2006.  Upon termination of the feasibility period, the Purchaser is obligated to deliver an additional deposit of approximately $77,000.  If the Purchaser fails to notify the Selling Partnership in writing of its intent to terminate the contract prior to the end of the feasibility period, the initial deposit and any subsequent deposits will be non-refundable.

CLOSING.  The expected closing date of the transaction is January 30, 2007. The Registrant has the right to extend the closing for up to 30 days.  If the closing is extended into February 2007, as a result of the Purchaser not funding the purchase price on January 30, 2007, then Purchaser shall be solely responsible to pay all interest for the month of February 2007 on the loan encumbering Watergate.  The closing is also subject to customary closing conditions and deliveries and additionally, to the receipt of all necessary consents of the Registrant’s partners.

COSTS AND FEES.  The Purchaser and Registrant will each pay one-half of the transfer, sales, use, gross receipts or similar taxes, recording costs and one half of the customary closing costs of the escrow agent.  The Registrant will pay the base premium for the title policy.

REPRESENTATIONS AND WARRANTIES.  The Purchaser and Registrant each made limited representations and warranties to the other.

RISK OF LOSS. In the event Watergate is damaged or destroyed by fire or other casualty prior to closing, the transaction shall occur in accordance with the terms of the Purchase Agreement, subject to certain arrangements related to the application of insurance proceeds and the completion of repairs.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Registrant.

DEFAULTS AND REMEDIES.  If the Purchaser defaults in its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, then the Purchaser will forfeit the deposits to the Registrant, and neither party will be obligated to proceed with the purchase and sale.  The Registrant expressly waives the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Registrant, prior to the closing, defaults in its representations, warranties, covenants, or obligations then the Purchaser has the option of (i) seeking specific performance of each of the Registrant’s obligation to deliver the deed pursuant to the Purchase Agreement or (ii) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $20,000.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibit

10.5

Purchase and Sale Contract between VMS National Properties Joint Venture, an Illinois joint venture, and Steven D. Bell & Company, a North Carolina corporation, dated November 22, 2006.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VMS National Properties Joint Venture

(an Illinois joint venture)

VMS National Residential Portfolio I

By:

MAERIL, Inc.

Managing General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

 Date:  November 28, 2006

VMS National Residential Portfolio Ii

By:

MAERIL, Inc.

Managing General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

 Date:  November 28, 2006